EXHIBIT 23.5

[LOGO APPEARS HERE]

November 9, 2006

Islands Bancorp

2348 Boundary Street

Beaufort, South Carolina 29902

Re: Proxy Statement/Prospectus and Registration Statement

on Form S-4 of Ameris Bancorp

Ladies and Gentlemen:

We hereby consent to the use of our opinion letter dated August 15, 2006 to the Board of Directors of Islands Bancorp as an Appendix to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 and to the references to our firm and such opinion in such Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

HOWE BARNES HOEFER & ARNETT, INC.

By	/S/ MATTHEW C. BOBA
Name: Matthew C. Boba Title: Executive Vice President and General Counsel